UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2008
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
     On December 2, 2008, MasTec, Inc. (“MasTec”), as guarantor, MasTec North America, Inc., a Florida corporation and wholly owned subsidiary of MasTec (“MasTec North America”), as buyer, Wanzek Construction, Inc., a North Dakota corporation (“Wanzek”) and the shareholders of Wanzek (the “Sellers”) entered into an amendment (the “Amendment”) to the Stock Purchase Agreement dated as of October 4, 2008 between the parties pursuant to which MasTec North America has agreed to purchase (the “Acquisition”) all of the issued and outstanding shares of Wanzek’s capital stock (the “Shares”). Pursuant to the terms of the Amendment, the parties have agreed to a modification of the purchase price for the Acquisition. Previously, MasTec North America agreed to acquire the Shares for $200 million in cash and the assumption of $15 million in debt. Under the terms of the Amendment, MasTec North America will now pay: (i) $50 million in cash, (ii) 7.5 million shares of MasTec common stock, (iii) an 8% convertible note in the principal amount of $55 million due December 2013 with interest payments payable in April, August, and December of each year, commencing in April 2009 (the “Convertible Note”), (iv) the assumption of up to $15 million of Wanzek’s debt and (v) a two-year earn-out equal to 50% of Wanzek’s EBITDA over $40 million per year. The Convertible Note is convertible, at the holder’s election, at a $12 conversion price. Additionally, MasTec can redeem the note by payment of the principal balance, plus accrued but unpaid interest, subject to the holder’s conversion right, after one year if the average of the closing prices of MasTec’s common stock during any thirty day period is at or above $16. In addition, pursuant to the terms of the Amendment, MasTec has agreed to enter into a registration rights agreement with the Sellers at the closing and has agreed to a modification to the terms of the escrow which will now be comprised of MasTec common stock valued at 10% of the purchase price.
     The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 7.01 Regulation FD Disclosure.
     On December 3, 2008, MasTec issued a press release regarding the Amendment and Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this report on Form 8-K.
     The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.
               10.1 First Amendment to Stock Purchase Agreement dated December 2, 2008 among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc., and the shareholders of Wanzek.
               99.1 Press Release dated December 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: December 3, 2008	By:	/s/ C. Robert Campbell
		Name:	C. Robert Campbell
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Stock Purchase Agreement dated December 2, 2008 among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc., and the shareholders of Wanzek.

99.1	Press Release dated December 3, 2008